FNF Reports First Quarter 2020 Diluted EPS of $(0.22) and Adjusted Diluted EPS of $0.73, Pre-Tax Title Margin of (3.3)% and Adjusted Pre-Tax Title Margin of 14.4%
Jacksonville, Fla. - (April 22, 2020) - Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance and transaction services to the real estate and mortgage industries, today reported operating results for the three-month period ended March 31, 2020.

•Total revenue of approximately $1.6 billion in the first quarter versus $1.7 billion in the first quarter of 2019
•First quarter net losses of $61 million and adjusted net earnings of $202 million versus net earnings of $206 million and adjusted net earnings of $118 million for the first quarter of 2019
•First quarter diluted EPS of $(0.22) and adjusted diluted EPS of $0.73 versus diluted EPS of $0.74 and adjusted diluted EPS of $0.43 in the first quarter of 2019
•Realized losses were $320 million in the first quarter versus realized gains of $142 million in the first quarter of 2019 primarily due to mark to market accounting treatment of equity and preferred stock securities whether the securities were disposed of in the quarter or continue to be held in our investment portfolio

Title
•Total revenue of approximately $1.6 billion versus approximately $1.7 billion in total revenue in the first quarter of 2019
•Total revenue, excluding realized gains and losses, of approximately $1.9 billion versus approximately $1.5 billion in the first quarter of 2019, an increase of 27%
•Pre-tax losses of $53 million and adjusted pre-tax earnings of $279 million versus pre-tax earnings of $292 million and adjusted pre-tax earnings of $172 million in the first quarter of 2019
•Pre-tax title margin of (3.3)% and adjusted pre-tax title margin of 14.4% versus pre-tax title margin of 17.6% and adjusted pre-tax title margin of 11.3% in the first quarter of 2019
•First quarter purchase orders opened increased 1% on a daily basis and purchase orders closed increased 3% on a daily basis versus the first quarter of 2019
•Total commercial revenue of $245 million, a 6% increase versus total commercial revenue in the first quarter of 2019, driven by a 3% increase in closed orders and total commercial fee per file; first quarter total commercial orders opened increased 13% compared to the prior year
•Overall first quarter average fee per file of $2,224, a 13% decrease versus the first quarter of 2019

Title Orders

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
January 2020	185,000	50%	112,000	49%
February 2020	211,000	45%	118,000	47%
March 2020	286,000	33%	147,000	43%

First Quarter 2020	682,000	41%	377,000	46%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
January 2019	142,000	65%	81,000	66%
February 2019	135,000	66%	81,000	65%
March 2019	161,000	65%	101,000	66%

First Quarter 2019	438,000	65%	263,000	66%

* Includes an immaterial number of non-purchase and non-refinance orders

	Open	Closed	Commercial
	Commercial	Commercial	Revenue	Commercial
	Orders	Orders	(In millions)	Fee Per File
First Quarter 2020 - Total Commercial	56,300	31,000	$245	$7,900
First Quarter 2019 - Total Commercial	49,800	30,000	$231	$7,700

“While our first quarter volumes started strong and our initial outlook for the full year robust, the environment has rapidly changed with the spread of COVID-19 which has impacted how we work, live and socialize,” commented Chairman William P. Foley, II. “The important work our Company performs to facilitate residential and commercial real estate settlements and closings is designated by the U.S. Department of Homeland Security as part of the 'essential critical infrastructure workforce'. Our first priority during these challenging times has been the safety and health of our customers and our more than 25,000 employees spread across the U.S., Canada and India. Our team has worked to transition more than 80% of our employees to a remote working environment without sacrificing security or productivity. This is a testament to not only the operational capabilities of our team but also the significant investments that we have made in technology which positions FNF to succeed during such a trying time.

In the first quarter, we generated adjusted pre-tax title earnings of $279 million and an adjusted pre-tax title margin of 14.4% compared to adjusted pre-tax title earnings of $172 million and an adjusted pretax title margin of 11.3% in the 2019 comparable quarter. Total commercial revenues were $245 million for the quarter, compared to $231 million in the first quarter of 2019. Given the spread of the pandemic and the broad shelter in place orders issued by state governments, we have seen a decline in refinance and purchase orders thus far in the second quarter and expect orders to continue declining as we work together as a country to control the spread of COVID-19. Given our team’s long history and experience operating through unanticipated challenges such as the housing crisis of 2008 and the following economic downturn, we are well versed in understanding and reacting to difficult economic environments. We closely monitor business metrics to allow us to quickly adapt to changing order counts and effectively manage expenses.”

Mr. Foley concluded, “During the first quarter we announced the acquisition of FGL Holdings (“F&G”) which we are now targeting to close by the end of the second quarter, and no later than the beginning of the third quarter. Earlier today, we signed a credit agreement for a $1.0 billion 364 day delayed-draw term loan, which along with cash on hand and our undrawn credit facility provides ample capacity to fund the F&G acquisition at closing. While the current economic backdrop is challenging, with the additional financing secured, Fidelity remains well capitalized, maintaining adequate liquidity to weather the current environment. That said, we will be opportunistic and are continuously monitoring the debt markets closely for the appropriate opportunity to refinance the term loan with longer-term bonds. Looking forward, the acquisition of F&G will provide FNF with significant earnings accretion while providing us with a counter cyclical business with strong growth tailwinds which will be enhanced by our strong balance sheet and cross sell opportunities.”

Conference Call
We will host a call with investors and analysts to discuss first quarter 2020 FNF results on Thursday, April 23, 2020, beginning at 12:00 p.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com. The telephone replay will be available from 3:00 p.m. Eastern Time on April 23, 2020, through April 30, 2020, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The access code will be 13701392.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, FNF has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted pre-tax earnings, adjusted pre-tax earnings as a percentage of adjusted revenue (adjusted pre-tax title margin), adjusted net earnings, and adjusted EPS.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the ability to consummate the proposed F&G transaction; the ability to obtain requisite regulatory, shareholder and stockholder approval and the satisfaction of other conditions to the consummation of the proposed F&G transaction; the ability of FNF to successfully integrate F&G's operations and employees; the potential impact of the announcement or consummation of the proposed F&G transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business, political and COVID-19 conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission ("SEC").

FNF-E

SOURCE: Fidelity National Financial, Inc.
CONTACT: Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com

FIDELITY NATIONAL FINANCIAL, INC.
FIRST QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Three Months Ended
March 31, 2020
Direct title premiums	$546	$546	$—
Agency title premiums	732	732	—
Escrow, title related and other fees	601	610	(9)
Total title and escrow	1,879	1,888	(9)

Interest and investment income	53	48	5
Realized gains and losses, net	(320)	(313)	(7)
Total revenue	1,612	1,623	(11)

Personnel costs	614	641	(27)
Agent commissions	560	560	—
Other operating expenses	411	380	31
Depreciation and amortization	43	37	6
Claim loss expense	58	58	—
Interest expense	12	—	12
Total expenses	1,698	1,676	22

Pre-tax loss	$(86)	$(53)	$(33)

Non-GAAP adjustments before taxes
Realized (gains) and losses, net	320	313	7
Purchase price amortization	23	19	4
Transaction costs	6	—	6
Total non-GAAP adjustments before taxes	$349	$332	$17

Adjusted pre-tax earnings (loss)	$263	$279	$(16)
Adjusted pre-tax margin	13.6%	14.4%	—

Pre-tax loss	$(86)	$(53)	$(33)
Income tax benefit	(28)	(19)	(9)
Earnings from equity investments	1	1	—
Non-controlling interests	4	4	—

Net loss attributable to common shareholders	$(61)	$(37)	$(24)

EPS attributable to common shareholders - basic	$(0.22)
EPS attributable to common shareholders - diluted	$(0.22)

Weighted average shares - basic	274
Weighted average shares - diluted	274

FIDELITY NATIONAL FINANCIAL, INC.
FIRST QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Three Months Ended
March 31, 2020
Net loss attributable to common shareholders	$(61)	$(37)	$(24)

Total non-GAAP, pre-tax adjustments	$349	$332	$17
Income taxes on non-GAAP adjustments	(83)	(79)	(4)
Noncontrolling interest on non-GAAP adjustments	(3)	(3)	—
Total non-GAAP adjustments	$263	$250	$13

Adjusted net earnings (loss) attributable to common shareholders	$202	$213	$(11)

Adjusted EPS attributable to common shareholders - diluted	$0.73

Direct orders opened (000's)	682	682
Direct orders closed (000's)	377	377
Fee per file	$2,224	$2,224
Actual title claims paid	$48	$48

Cash flows provided by operations	$105

FIDELITY NATIONAL FINANCIAL, INC.
FIRST QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Three Months Ended
March 31, 2019
Direct title premiums	$440	$440	$—
Agency title premiums	552	552	—
Escrow, title related and other fees	534	481	53
Total title and escrow	1,526	1,473	53

Interest and investment income	54	48	6
Realized gains and losses, net	142	142	—
Total revenue	1,722	1,663	59

Personnel costs	592	551	41
Agent commissions	421	421	—
Other operating expenses	344	315	29
Depreciation and amortization	44	39	5
Claim loss expense	45	45	—
Interest expense	12	—	12
Total expenses	1,458	1,371	87

Pre-tax earnings (loss)	$264	$292	$(28)

Non-GAAP adjustments before taxes
Realized (gains) and losses, net	(142)	(142)	—
Purchase price amortization	27	22	5
Transaction costs	2	—	2
Total non-GAAP adjustments before taxes	$(113)	$(120)	$7

Adjusted pre-tax earnings (loss)	$151	$172	$(21)
Adjusted pre-tax margin	9.6%	11.3%	—

Pre-tax earnings (loss)	$264	$292	$(28)

Income tax expense (benefit)	65	71	(6)
Earnings from equity investments	7	7	—

Net earnings (loss) attributable to common shareholders	$206	$228	$(22)

EPS attributable to common shareholders - basic	$0.75
EPS attributable to common shareholders - diluted	$0.74

Weighted average shares - basic	273
Weighted average shares - diluted	277

FIDELITY NATIONAL FINANCIAL, INC.
FIRST QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Three Months Ended
March 31, 2019
Net earnings (loss) attributable to common shareholders	$206	$228	$(22)

Total non-GAAP, pre-tax adjustments	$(113)	$(120)	$7
Income taxes on non-GAAP adjustments	28	30	(2)
Noncontrolling interest on non-GAAP adjustments	(3)	(3)	—
Total non-GAAP adjustments	$(88)	$(93)	$5

Adjusted net earnings (loss) attributable to common shareholders	$118	$135	$(17)

Adjusted EPS attributable to common shareholders - diluted	$0.43

Direct orders opened (000's)	438	438
Direct orders closed (000's)	263	263
Fee per file	$2,567	$2,567
Actual title claims paid	$49	$49

Cash flows used in operations	$(4)

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018
Quarterly Opened Orders ('000's except % data)
Total opened orders*	682	492	592	544	438	379	456	505
Total opened orders per day*	11.0	7.8	9.3	8.5	7.2	6.0	7.2	7.9
Purchase % of opened orders	41%	50%	52%	61%	65%	67%	69%	71%
Refinance % of opened orders	59%	50%	48%	39%	35%	33%	31%	29%
Total closed orders*	377	417	409	359	263	301	339	362
Total closed orders per day*	6.1	6.6	6.4	5.6	4.3	4.8	5.4	5.7
Purchase % of closed orders	46%	49%	55%	65%	66%	69%	71%	71%
Refinance % of closed orders	54%	51%	45%	35%	34%	31%	29%	29%

Commercial (millions, except orders in '000's)
Total commercial revenue	$245	$321	$301	$286	$231	$328	$276	$280
Total commercial opened orders	56.3	55.1	56.0	58.6	49.8	46.0	48.9	54.2
Total commercial closed orders	31.0	39.1	36.4	34.0	30.0	35.2	31.2	35.1

National commercial revenue	$132	$186	$172	$163	$122	$195	$155	$153
National commercial opened orders	21.5	22.6	23.8	25.3	20.6	19.1	19.8	23.0
National commercial closed orders	10.7	16.2	14.1	12.7	10.5	13.2	12.0	12.9

Total Fee Per File
Fee per file	$2,224	$2,384	$2,459	$2,677	$2,567	$2,803	$2,623	$2,579
Residential fee per file	$1,744	$1,792	$1,928	$2,075	$1,964	$2,003	$2,032	$2,051
Total commercial fee per file	$7,900	$8,200	$8,300	$8,400	$7,700	$9,300	$8,800	$8,000
National commercial fee per file	$12,300	$11,500	$12,200	$12,900	$11,600	$14,800	$13,000	$11,800

Total Staffing
Total field operations employees	12,500	12,300	12,200	12,000	11,700	11,800	12,400	12,500
* Includes an immaterial number of non-purchase and non-refinance orders

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	March 31, 2020	December 31, 2019
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$5,378	$5,760
Goodwill	2,726	2,727
Title plant	404	404
Total assets	10,204	10,677
Notes payable	839	838
Reserve for title claim losses	1,518	1,509
Secured trust deposits	826	791
Redeemable non-controlling interests	344	344
Non-redeemable non-controlling interests	(16)	(17)
Total equity and non-controlling interests	5,460	5,709
Total equity attributable to common shareholders	5,132	5,382

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